UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2023

Ceva, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD 20850
(Address of Principal Executive Offices, and Zip Code)

(240) 308-8328
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 6, 2023, Ceva, Inc. (the “Company”) will be hosting an investor and analyst day at the Nasdaq MarketSite in New York City beginning at 9:15 a.m. Eastern time. The Company is furnishing as Exhibit 99.1 to this Current Report on Form 8-K the presentation materials to be discussed with attendees at the investor and analyst day. The event will be webcast on the Investor Relations section of the Company’s website at https://investors.ceva-ip.com.

The information in this Current Report on Form 8-K (including the presentation materials attached as Exhibit 99.1 hereto and the webcast) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein (including the presentation materials attached as Exhibit 99.1 hereto and the webcast).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Informational slides provided by Ceva, Inc., dated December 6, 2023, relating to its investor and analyst day.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ceva, Inc.

Date: December 6, 2023	By:	/s/ Yaniv Arieli
	Name:	Yaniv Arieli
	Title:	Chief Financial Officer